LEGAL RESEARCH CENTER, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 22, 1998


     Notice is hereby given that the Annual Meeting of Shareholders of Legal Research Center, Inc. will be held at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota 55402 on June 22, 1998 at 2:00 p.m.. for the following purposes:

     1. To elect a Board of three directors, each to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

     2. To consider and act upon a proposal to ratify the selection of Lurie Besikof Lapidus & Co., LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     3.   To transact other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 30, 1998 as the record date for the determination of shareholders entitled to vote at the meeting and any adjournment thereof.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope whether or not you expect to attend in person. Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Arun K. Dube, Chairman

Minneapolis, Minnesota
May 13, 1998

                                 PROXY STATEMENT
                                       OF
                           LEGAL RESEARCH CENTER, INC.

                           700 Midland Square Building
                             331 Second Avenue South
                              Minneapolis, MN 55401

                                 GENERAL MATTERS

Solicitation of Proxies

     This Proxy Statement, mailed on or about May 13, 1998, is furnished to the shareholders of Legal Research Center, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of the Shareholders to be held on June 22, 1998, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of this solicitation, which is being made on behalf of the Company and the Board of Directors, will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, special communications or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting, Execution and Revocation of Proxies

     Only stockholders of record at the close of business on April 30, 1998 will be entitled to vote. As of that date, the Company had 3,327,633 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote.

     If a proxy is properly executed and returned on time in the form enclosed, it will be voted at the meeting as specified. Where specification has not been made, it will be voted FOR the election of the nominees for director, FOR the ratification of the appointment by the Board of Lurie Besikof Lapidus & Co., LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of the Shareholders, or 1,663,817 shares, constitutes a quorum for the transaction of business.

     A list of those shareholders entitled to vote at the Annual Meeting will be available for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder at the Company's principal executive offices, 700 Midland Square Building, 331 Second Ave. So., Minneapolis, Minnesota, and at the Annual Meeting itself.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of March 12, 1998 the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock, by each director and by all directors and executive officers as a group. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such individual. Except as otherwise indicated, the persons listed possess all of the voting and investment power with respect to the shares listed for them.

                                                                              Number of      Percent of
Directors, Executive Officers, and 5% Shareholders                              Shares          Class
--------------------------------------------------                              ------          -----
Christopher R. Ljungkull (1)(2)                                                 1,095,077       30.8%
James R. Seidl (1)(3)                                                             878,585       24.7%
Arun K. Dube (1)(4)                                                               111,667        3.3%
Robin A. Moles (1)                                                                193,492        5.8%
All executive officers and directors as a group (3 persons, 2-4)                2,073,662       54.1%

(1) The address of such person is in care of the Company, 700 Midland Square Building, 331 Second Avenue South, Minneapolis, Minnesota 55401.

(2) Includes 193,492 shares owned by Robin Moles, Mr. Ljungkull's aunt, over which Mr. Ljungkull exercises voting power, 216,000 shares purchasable upon exercise of presently exercisable stock options and 7,100 shares purchasable upon exercise of presently exercisable warrants.

(3) Includes 216,000 shares purchasable upon exercise of presently exercisable stock options and 7,100 shares purchasable upon exercise of presently exercisable warrants.

(4) Includes 71,667 shares purchasable upon exercise of presently exercisable stock options and 10,000 shares purchasable upon exercise of presently exercisable warrants.

                              ELECTION OF DIRECTORS
                                  (Proposal #1)

Nominees for Election as Directors

     The Board of Directors currently consists of three persons. Each director will be elected to serve until the Annual Meeting of Shareholders to be held in 1998 or until a successor is elected and qualified. Vacancies and newly-created directorships resulting from an increase of the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election.

     The Board of Directors has nominated for election the three individuals named below. Proxies cannot be voted for a greater number of persons than the number of nominees named below. The Board recommends a vote FOR all such nominees, and it is intended that, unless contrary written instructions are provided, proxies accompanying this Proxy Statement will be voted at the 1998 Annual Meeting FOR the election to the Board of all of the nominees named. The Board of Directors believes that each nominee will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names, ages and respective positions of the nominees, their occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

     Christopher R. Ljungkull, age 44, has been Chief Executive Officer of the Company since rejoining it on a full time basis in 1994. From 1987 to 1994, Mr. Ljungkull served in various capacities with West Publishing Corporation, most recently as an editor. Mr. Ljungkull is co-founder of the Company and has been a director of the Company since its inception.

     James R. Seidl, age 44, has been the President of the Company since 1988 and served as its Chief Executive Officer prior to Mr. Ljungkull's return in 1994. Mr. Seidl is a co-founder of the Company and has been a director since its inception.

     Arun K. Dube, age 60, has been a director of the Company since May 1995 and the Chairman of the Board since January 1996. In July 1996, Mr. Dube was hired as Chief Executive Officer of The CyberLaw Office, Inc. (CLO) an 85% owned subsidiary of the Company, which was going to manage all of the Company's Internet-related activities, including The Law Office, Inc., operations of which have been discontinued. Mr. Dube is a private investor and has been the Chief Executive Officer of Strategic Alliance International, Inc. since 1983. Mr. Dube is also a director of Granton Technology Ltd., a publicly traded company.

Board of Directors and Committees

     Meetings. During fiscal 1997, the Board of Directors of the Company held four meetings and on two occasions took action by written consent. Each director was present for each meeting held during fiscal 1997. James Seifert resigned from his position as a Director December 12, 1997.

     Board Committees. The Board of Directors has no standing Committees.

     The Audit Committee acted as a liaison between the Company's independent auditing firm and Company management and, in connection therewith, could (i) recommend to the Board of Directors an annual selection or retention of the Company's independent auditing firm, (ii) communicate with the Company's independent auditing firm concerning matters of accounting and auditing policy which such firm may desire to discuss with other than Company management, and
(iii) review and recommend to Company management improvements in the Company's accounting and auditing procedures. The members of the Audit Committee in 1997 were Messrs. Dube and Seifert. The Audit Committee held one meeting during the 1997 fiscal year.

     The Compensation Committee made recommendations to the Board of Directors respecting the sufficiency and adequacy of the Company's compensation programs for management and other key employees, including (i) salary and bonus programs,
(ii) incentive and other stock option programs (including the recommendation of persons who should receive options and the exercise price and other terms therefor), and (iii) other perquisites. The members of the Compensation Committee were Messrs. Dube and Seifert. The Compensation Committee held no meetings during the 1997 fiscal year.

     Remuneration of Directors. Non-employee directors are to be paid $125 per Board or Committee meeting attended and reimbursed for certain expenses in connection therewith. The Board has suspended payment for non-employee directors for fiscal 1997 and thereafter until the Company has achieved sustained profitability. Non-employee directors are also compensated with annual stock option grants of 5,000 shares, exercisable at fair market value on the date of grant and expiring 10 years after issuance (the "Directors' Options"). Directors' Options are granted at the time of election or reelection at the Annual Shareholders' Meeting unless a director is elected in between annual meetings in which case the Directors' Options shall be granted on a pro rata basis. Mr. Dube has been granted Directors' Options to purchase 10,000 shares of Common Stock at prices ranging from $3.38 to $3.50 a share under the Company's 1995 Stock Option Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the knowledge of the Company, based solely upon a review of Forms 3 and 4 furnished to the Company during the fiscal year ended December 31, 1997, pursuant to Rule 16a-3(e) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1997, no one failed to file on a timely basis such filings for the Company's 1997 fiscal year..

                             EXECUTIVE COMPENSATION

     The following table summarizes the cash and non-cash compensation paid to or earned by Christopher R. Ljungkull, the Company's Chief Executive Officer and James R. Seidl, the Company's President, the only executive officers of the Company whose annual compensation exceeded $100,000 during 1997.

                           Summary Compensation Table

                                               Annual Compensation         Long-term
  Name and Principal     Fiscal Year Ended                               Compensation            All Other
       Position             December 31,        Salary      Bonus      Awards of Options        Compensation
------------------------------------------------------------------------------------------------------------
Christopher R.                  1997           $99,176      $4,295         36,000(1)                 $0
Ljungkull, Chief
Executive Officer               1996           $94,708     $13,303        185,000(2)                 $0

                                1995           $72,810     $10,400        180,000                $9,504(3)
------------------------------------------------------------------------------------------------------------

James R. Seidl,                 1997          $109,954     $12,884         36,000(1)                 $0
President
                                1996           $94,708     $39,909        185,000(2)                 $0

                                1995           $72,842     $10,400        180,000                $9,504(3)
------------------------------------------------------------------------------------------------------------

(1) Consists of options granted in lieu of salary under the 1997 Employee Stock Option Plan.

(2) Consists of options granted in 1996 which were canceled in April 1997 with the consent of the optionees.

(3) Consists of the balance of a receivable from a partnership owned equally by Messrs. Ljungkull and Seidl which was relieved in lieu of an additional bonus.

Stock Options

     The following table summarizes option grants made during the fiscal year ended December 31, 1997 to the executive officers named in the Summary Compensation table:

                       Options Grants in 1997 Fiscal Year

                              Number of       Percent of Total
                          Shares Underlying      Granted to
                               Options          Employees in    Exercise Price       Expiration
          Name                Granted(1)         Fiscal Year       Per Share            Date
-----------------------------------------------------------------------------------------------
Christopher R. Ljungkull        36,000              34.3%           $1.125            June 2002

James R. Seidl                  36,000              34.3%           $1.125            June 2002

(1)  Consists of options granted under the 1997 Employee Stock Option Plan.

     The following table summarizes the value of the unexercised options held by the executive officers named in the Summary Compensation table as of December 31, 1997.

          Aggregated Option Exercises and Fiscal Year-End Option Values

                                                                                       Value of Unexercised
                             Shares                     Number of Unexercised        in-the-Money Options at
                            Acquired       Value      Options at Fiscal Year-End         Fiscal Year-End
          Name             on Exercise   Realized     Exercisable/Unexercisable    Exercisable/Unexercisable(1)
----------------------------------------------------------------------------------------------------------------
Christopher R. Ljungkull       --           --               216,000(2)/0                     $0/$0
----------------------------------------------------------------------------------------------------------------
James R. Seidl                 --           --               216,000(2)/0                     $0/$0

(1) Value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 1997 and the exercise price of the options.

(2) Consists of 36,000 options granted under the 1997 Employee Stock Option Plan and 180,000 options granted in 1995 under the Company's Existing Officers' Stock Option Plan.

Employment Agreements

     The Company entered into three-year employment agreements with each of Christopher R. Ljungkull and James R. Seidl effective July 1, 1995. Effective January 1, 1997, Messrs. Ljungkull and Seidl waived their right to receive revenue-based incentive compensation due them under their employment agreements. Effective April 1997, Messrs. Ljungkull and Seidl salaries were increased to $120,000 per year, although both officers receive $84,000 under a salary reduction plan effective July 1, 1997, providing for options in lieu of salary.

                              CERTAIN TRANSACTIONS

     Consulting Arrangement with James J. Seifert. The Company engaged James J. Seifert, formerly one of its directors, as a consultant to assist the Company with the continued development of its CADRE program pursuant to a letter agreement dated September 5, 1995 (the "Agreement"). Pursuant to the Agreement, for a one year period, Mr. Seifert provided various curriculum development, promotional, and business planning services in consideration of $2,800 per month. The Agreement was modified by mutual agreement of the parties to provide for compensation to Mr. Seifert for consulting on revenue-generating CADRE projects only. Mr. Seifert was paid $22,220 under this Agreement during 1997.

         Lease with URSA Companies, Inc. The Company leases its office space from URSA Companies, Inc. ("URSA"), a corporation which is owned and controlled by Messrs. Ljungkull and Seidl, pursuant to the exact same terms and conditions of a lease between URSA and URSA's landlord for such office space. This arrangement between the Company and URSA is on terms no more favorable to the Company that that which could be obtained by an unaffiliated third party from URSA.

                              SELECTION OF AUDITORS
                                  (Proposal #2)

     The Board of Directors has selected Lurie Besikof Lapidus & Co., LLP as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1998, and to perform other accounting services. Lurie Besikof Lapidus & Co., LLP has acted as independent auditors of the Company since February 1998. Representatives of Lurie Besikof Lapidus & Co., LLP are expected to be present at the 1998 Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

     Effective as of December 17, 1997, the Company's then independent auditors, McGladrey & Pullen, LLP resigned. McGladrey & Pullen's reports on the financial statements of the Company for each of the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company (including the audit committee of the Board of Directors) and McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Effective as of February 13, 1998, the Company hired Lurie Besikof, Lapidus & Co., LLP, which firm audited the Company's 1997 financial statements.

                              SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of a company, after notice to the company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Legal Research Center, Inc. 1999 Annual Meeting of Shareholders is expected to be held in June 1999. In order to be considered for inclusion in the Proxy Statement for the June 1999 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before January 15, 1999.

                                     GENERAL

     The Board of Directors of the Company does not intend to present and knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Arun K. Dube, Chairman

                           LEGAL RESEARCH CENTER, INC.

                                      PROXY

The undersigned shareholder of Legal Research Center, Inc. (the "Company") hereby constitutes and appoints Christopher R. Ljungkull or James R. Seidl, or both of them, his or her proxy, with full power of substitution, to attend the Annual Meeting of shareholders of the Company to be held at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota 55402 on June 22, 1998 at 2:00 p.m., or at any and all adjournments thereof, upon the following matters:

1. Election of three directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

             Arun K. Dube, Christopher R. Ljungkull, James R. Seidl

     |_| FOR all nominees listed above (except as indicated to the contrary below)

     |_| WITHHOLD AUTHORITY to vote for all nominees listed above  (INSTRUCTION:
     To withhold authority to vote for any individual, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

     2. To consider and act upon a proposal to ratify the selection of Lurie Besikof Lapidus, LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

3.   To transact other business as may properly come before the meeting.

          PLEASE FILL IN, SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1 AND 2 AND GRANT DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S NOTICE OF ANNUAL SHAREHOLDERS MEETING TO BE HELD JUNE 22, 1998 AND PROXY STATEMENT.

                                 Dated:                                   , 1998
                                       ----------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------
                                 IMPORTANT: Signature(s) should correspond with the name appearing on the books of the Company. When signing in a fiduciary capacity, give full title as such. When more than one owner, each should sign.